Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232188, 333-266196, and 333-280787 on Form S-8 and 333-274535 on Form S-3ASR of our reports dated March 25, 2026, relating to the financial statements of Chewy, Inc. and the effectiveness of Chewy, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 1, 2026.

/s/ Deloitte & Touche LLP
Boca Raton, Florida
March 25, 2026